Exhibit 99.1

Company Contact:	Investor Relations
Stephen J. Hansbrough	Scott Liolios or Ron Both
Chairman & CEO	Liolios Group, Inc.
HearUSA, Inc.	info@liolios.com
561-478-8770	949-574-3860

HearUSA Reports Third Quarter 2009 Results

Net Revenues of $21.8 Million Generates Net Income of $713,000 or $0.02 Per Diluted Share

West Palm Beach, Fla. – November 10, 2009 -- HearUSA, Inc. (AMEX: EAR), the recognized leader in hearing care for the nation's top managed care organizations through 178 company-owned hearing care centers and a network of 1,900 affiliated providers, reported financial results for the third quarter ended September 26, 2009.

Third Quarter 2009 Financial Results

Net revenues from continuing operations decreased 4% to $21.8 million from $22.7 million in the previous quarter and decreased 11% from $24.5 million in the same year-ago period. Revenues from continuing operations exclude revenues from the company’s Canadian unit, which was sold on April 27, 2009. The year-over-year decrease was due to a 14% decline in organic revenue, partially offset by a 2% increase attributable to centers acquired over the last 12 months and approximately $290,000 in contracted transition services provided to the acquirer of the Canadian unit.

Net income attributable to common stockholders was $713,000 or $0.02 per diluted share in the third quarter of 2009, as compared to net income of $1.1 million or $0.03 per diluted share in the previous quarter and a net loss of $75,000 or $(0.00) per diluted share in the same period a year ago. Net income attributable to common shareholders included income from discontinued operations of $427,000 or $0.01 per diluted share in the third quarter of 2009, $336,000 or $0.01 per diluted share in the second quarter of 2009 and $720,000 or $0.02 per diluted share in the third quarter of 2008.

Income from continuing operations totaled $502,000 in the third quarter of 2009, compared to $963,000 in the previous quarter and a loss of $278,000 in the same year-ago period. Income from continuing operations excludes the operating results of the company’s Canadian operations for all periods and includes AARP program related costs of $189,000 in the third quarter of 2009, $142,000 in the second quarter of 2009, and $428,000 in the third quarter of 2008.

Management Commentary

“Our ability to exercise strong cost controls along with effective resource management allowed us to achieve another profitable quarter in this challenging economic climate,” said Stephen J. Hansbrough, HearUSA's chairman and CEO. “We have made the tough calls and avoided the unprofitable strategies that benefit sales at the expense of profits. We believe this approach has enabled us to establish a cost structure that can maximize the potential of a rising top line in 2010.”

Gino Chouinard, HearUSA’s president and COO, added, “In 2009, our main focus has been to realign our expense structure and return the company to profitability. Thanks to our margin improvement initiatives and $8 million in annual expense reductions, we have now achieved two consecutive quarters of positive net income. In 2010, we will focus on generating revenue growth by maximizing new and existing third party relationships, implementing new marketing strategies, expanding internal training and motivational programs, and making accretive acquisitions.”

Conference Call

HearUSA will hold a conference call later today to discuss its third quarter 2009 financial results. The company’s senior management will host the presentation, which will be followed by a question and answer period.

Date: Tuesday, November 10, 2009

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Domestic callers: 1-800-894-5910

International callers: 1-785-424-1052

Conference ID#: 7HEARUSA

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available later that evening and will be accessible until November 24, 2009:

Toll-free replay number: 1-800-388-9074

International replay number: 1-402-220-1117

(No passcode required)

About HearUSA, Inc.

HearUSA is the recognized leader in hearing care for the nation's top managed care organizations through its network of more than 2000 hearing care providers, including 178 company-owned locations. HearUSA is the nation's only hearing care network accredited by URAC, an independent, nonprofit health care accrediting organization dedicated to promoting health care quality through accreditation, certification and commendation. HearUSA is also the administrator of the AARP Hearing Care program, designed to help millions of Americans aged 50+ who have untreated hearing loss. For more information about HearUSA visit www.hearusa.com, or go to www.hearingshop.com for a wide selection of hearing related products available for purchase online.

HearUSA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended September 26, 2009 and September 27, 2008

(unaudited)

	September 26,	September 27,
	2009	2008
	(Dollars in thousands, except per share amounts)

Net revenues
Hearing aids and other products	$19,616	$22,716
Services	2,212	1,813
Total net revenues	21,828	24,529

Operating costs and expenses
Hearing aids and other products	4,543	5,963
Services	441	571
Total cost of products sold and services excluding depreciation and amortization	4,984	6,534

Center operating expenses	10,811	12,781
General and administrative expenses	3,694	3,217
Depreciation and amortization	593	520
Total operating costs and expenses	20,082	23,052
Income from operations	1,746	1,477
Non-operating income (expenses)
Gain on foreign exchange	99	-
Interest income	4	7
Interest expense	(1,137)	(1,548)
Income (loss) from continuing operations before income tax expense and discontinued operations	712	(64)
Income tax expense	(210)	(214)
Income (loss) from continuing operations	502	(278)
Discontinued operations
Income (loss) from discontinued operations, net of income tax expense	(15)	720
Gain on sale of discontinued operations	529	-
Income tax expense on gain on sale of discontinued operations	(87)	-
Income from discontinued operations	427	720
Net income	929	442

Net income attributable to noncontrolling interest	(182)	(482)
Net income (loss) attributable to controlling interest	747	(40)
Dividends on preferred stock	(34)	(35)
Net income (loss) attributable to common stockholders	$713	$(75)

Income (loss) from continuing operations attributable to common stockholders per common share – basic	$0.01	$(0.02)
Income (loss) from continuing operations attributable to common stockholders per common share- diluted	$0.01	$(0.02)

Net income (loss) attributable to common stockholders per common share – basic	$0.02	$(0.00)
Net income (loss) attributable to common stockholders per common share - diluted	$0.02	$(0.00)
Weighted average number of shares of common stock outstanding – basic	44,838	38,408
Weighted average number of shares of common stock outstanding –diluted	45,810	38,408

HearUSA, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 26,	December 27,
ASSETS	2009	2008
	(Dollars in thousands, except for par values)
Current assets
Cash and cash equivalents	$8,436	$3,553
Short-term marketable securities	6,406	-
Accounts and notes receivable, less allowance for
doubtful accounts of $644 and $506	5,628	7,371
Inventories	1,882	1,682
Prepaid expenses and other	797	502
Total current assets	23,149	13,108
Property and equipment, net	4,150	4,876
Goodwill	51,309	65,953
Intangible assets, net	12,997	15,630
Deposits and other	770	810
Restricted cash and cash equivalents	3,225	224
Total Assets	$95,600	$100,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,885	$5,011
Accrued expenses	3,217	3,208
Accrued salaries and other compensation	3,103	3,713
Current maturities of long-term debt	6,372	6,915
Income taxes payable	1,870	-
Dividends payable	35	34
Total current liabilities	24,482	18,881
Long-term debt	37,308	49,099
Deferred income taxes	7,085	7,284
Total long-term liabilities	44,393	56,383
Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	-	-
Series J (233 shares outstanding)	-	-
Total preferred stock	-	-

Common stock: $.10 par; 75,000,000 shares authorized 44,880,045 and 44,828,384 shares issued	4,488	4,483
Additional paid-in capital	137,577	136,924
Accumulated deficit	(114,810)	(116,360)
Accumulated other comprehensive income	-	1,249
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Noncontrolling interest	1,955	1,526
Total Stockholders’ equity	26,725	25,337
Total Liabilities and Stockholders’ Equity	$95,600	$100,601